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                              AMENDMENT NO. 3

                                     TO

                      DEFERRED COMPENSATION AGREEMENT


     Amendment No. 3, dated June 15, 1995, between LECHTERS, INC. a New Jersey Corporation (the "Corporation") and Bernard Nebenzahl ("Employee") to Deferred Compensation Agreement, dated December 9, 1987 as amended June 16, 1989 and August 15, 1989 (the "Agreement").
     WHEREAS, the parties desire to further amend said Agreement as follows:
     1. The Corporation agrees that during the period of the payments to be made in accordance with Paragraph 3 thereof, as amended, the Employee shall be eligible to participate the Group Life Insurance Plan of the Corporation, as the same may be amended from time to time ("Plan"), on the same terms and conditions as officers of the Corporation may participate in the Plan, including the obligation to contribute to the cost incurred by the Corporation to provide the Plan benefits. The right of the Employee to participate in the Plan shall be subject to the Corporation obtaining the consent of the insurer under the Plan, and the Corporation agrees to use reasonable efforts to obtain such consent. In the event, such consent is not obtained, then, the Corporation shall reimburse the costs incurred by the Employee to obtain life insurance coverage providing benefits similar to those provided under the Plan, but the obligation of the
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Corporation shall not exceed the cost, less the Employee's
contribution, which would have been incurred by the Corporation had the consent of the Plan insurer been obtained.
     The parties acknowledge that the Plan currently provides for life insurance coverage in an amount equal to 200% of the annual wage payable to eligible participants. The parties agree that annual amount payable by the Corporation to the Employee in accordance with Paragraph 3 thereof, as amended, shall be deemed the annual wage of the Employee, and that the obligation of the Corporation with respect to said life insurance coverage shall terminate at the time the final payment in accordance with said Paragraph 3 is made.
     2. The Corporation agrees for the life of the Employee, that the Employee shall be eligible to participate the Group Medical and Dental Plan of the Corporation, as the same may be amended from time to time ("Plan"), on the same terms and conditions as officers of the Corporation may participate in the Plan, including the obligation to contribute to the cost incurred by the Corporation to provide the Plan benefits. The right of the Employee to participate in the Plan shall be subject to the Corporation obtaining the consent of the insurer under the Plan, and the Corporation agrees to use reasonable efforts to obtain such consent. In the event, such consent is not obtained, then, the Corporation shall reimburse the cost incurred by the Employee to obtain medical and dental insurance coverage providing
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benefits similar to those provided under the Plan, but the obligation of the Corporation shall not exceed the cost, less the Employee's contribution, which would have been incurred by the Corporation had the consent of the Plan insurer been obtained.
     3. The Corporation agrees for the life of the Employee to continue to pay the insurance premiums on the split-dollar life insurance policy of Connecticut Mutual Life Insurance Company, Policy Number 4024990A and 4333245 on the life of the Employee provided that the Corporation has the right to receive from the benefits payment pursuant to such policy, an amount equal to the aggregate premium cost incurred by the Corporation for the maintenance of the policy.
     4. Except as hereby amended, the Agreement is in all respects approved, ratified and confirmed.
     IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to be executed as of the date first written above.

                                   LECHTERS, INC.

                                   BY:  /S/ Donald Jonas
                                        Donald Jonas
                                        Chairman of the Board



                                        /S/ Bernard Nebenzahl
                                        Bernard Nebenzahl



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